**LOAN AGREEMENT**

This LOAN AGREEMENT dated as of March 13, 2024 (this "Agreement"), is executed by and between THE ARENA GROUP HOLDINGS, INC., a Delaware corporation (the "Borrower"), and SIMPLIFY INVENTIONS, LLC, a Delaware limited liability company (the "Lender").

R E C I T A L S:

A. The Borrower desire to borrow funds from the Lender.

B. Pursuant to the Borrower's request, the Lender is willing to extend such financial accommodations to the Borrower under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1. DEFINITIONS.

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

"Applicable Interest Rate" shall mean, for any day, the rate per annum equal to ten percent (10.0%).

"Applicable Law" shall mean all Laws applicable to the Person or matter in question.

"Attorney Costs" shall mean, with respect to any Person, all reasonable fees and expenses of any counsel (including, paralegals) to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.

"Authorized Officer" shall mean an individual who is an authorized officer of a Person, as applicable.

"Bankruptcy Code" shall mean the United States Bankruptcy Code.

"Business Combination Agreement" shall mean that certain Business Combination Agreement, dated as of November 5, 2023, by and among the Borrower, the Lender, Bridge Media Networks, LLC ("Bridge Media"), New Arena Holdco, Inc. ("Newco"), Energy Merger Sub I, LLC and Energy Merger Sub II, LLC, as amended by that certain Amendment No. 1 to Business Combination Agreement dated as of December 1, 2023, as it may be further amended, restated, modified or supplemented and in effect from time to time.

"Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in New York, NY.

"Closing Date" shall mean March 13, 2024.

"Code" shall mean the Internal Revenue Code of 1986.

"Control Agreement" means an agreement among a Loan Party, a depository institution or securities intermediary and the Lender, which agreement is in form and substance reasonably acceptable to the Lender.

"Debt" shall mean, as to any Person, without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute capital leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and not outstanding for more than sixty (60) days after the date on which such trade account payable was created, and (ii) accruals for payroll and other liabilities accrued in the ordinary course of business); (e) all Debt of another Person secured by any lien on any property or asset owned or held by such Person regardless of whether the Debt secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person (but excluding, for the avoidance of doubt, letters of credit and similar instruments) and only to the extent of the fair market value of such property or assets; (f) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; (g) all net obligations of such Person under interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate, interest rate swap, or other similar agreements, (h) any advances under any factoring arrangement; (i) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product; and (j) all guarantees by such Person of Debt of others, to the extent of the liability of such Person under such guarantee.

"Default Rate" shall mean a per annum rate of interest equal to the Applicable Interest Rate plus five percent (5.0%).

"Event of Default" shall mean any of the events or conditions which are set forth in Section 6 hereof.

"Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) any backup withholding Taxes that is

required by the Code to be withheld from amounts payable to the Lender to the extent the Lender is not organized under the Laws of the United States, any State or the District of Columbia.

"Governmental Authority" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantor" and "Guarantors" shall mean, respectively, each of and collectively, The Arena Platform, Inc., a Delaware corporation, TheStreet, Inc., a Delaware corporation, The Arena Media Brands, LLC, a Delaware limited liability company, College Spun Media Incorporated, a New Jersey corporation, Athlon Sports Communications, Inc., a Tennessee corporation, Athlon Holdings, Inc., a Tennessee corporation, and each Person who becomes a guarantor with respect to the Obligations.

"Guaranty" shall mean that certain Continuing Unconditional Guaranty dated as of the Closing Date, in form and substance reasonably satisfactory to the Lender, as it may be amended, restated, modified or supplemented and in effect from time to time.

"Indemnified Party" shall mean the Lender and its Related Parties.

"Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

"Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"Lien" shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

"Loan" shall have the meaning set forth in Section 2.1.

"Loan Documents" shall mean this Agreement, the Note, the Guaranty, the Security Agreement and any and all such other instruments, documents, certificates, assignments and agreements from time to time executed and delivered by any Obligor or any other Person for the benefit of the Lender in connection with the Obligations or the transactions contemplated hereby, and all amendments, restatements, supplements and other modifications thereto.

"Loan Party" and "Loan Parties" shall mean, respectively, each of and collectively, the Borrower and each Guarantor.

"Note" and "Notes" shall mean, respectively, each of and collectively, the promissory note(s), each in substantially the form of **Exhibit A** and duly executed by the Borrower and payable to the Lender, together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Lender and given in substitution therefor.

"Obligations" shall mean the Loan, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Lender hereunder, any expenses incurred by the Lender hereunder, including without limitation, all liabilities and obligations under this Agreement, under any other Loan Document, and any and all other liabilities and obligations owed by the Borrower to the Lender from time to time, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals, extensions, restatements or replacements of any of the foregoing.

"Obligor" and "Obligors" shall mean, respectively, each of and collectively, the Borrower and each Guarantor.

"Organizational Documents" shall mean the following as applicable: (i) with respect to a corporation, articles of incorporation, certificate of incorporation and bylaws, (ii) with respect to a limited liability company, articles of organization, certificate of formation, operating agreement and limited liability company agreement, (iii) with respect to a partnership, a partnership agreement, and (iv) with respect to a trust, a trust agreement.

"Other Taxes" shall mean any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

"Person" shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

"Related Parties" means, with respect to any Person, such Person's affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's affiliates.

"Renew" shall mean Renew Group Private Limited, a private limited company organized under the laws of the Republic of Singapore.

"Renew Note Purchase Agreement" shall mean that certain Third Amended and Restated Note Purchase Agreement, dated as of December 15, 2022, by and among the

Borrower, as the borrower, certain Subsidiaries of the Borrower party thereto, as the guarantors, BRF Finance Co., LLC ("BRF Finance"), as agent, and the sole purchaser, as amended by that certain First Amendment to the Third Amended and Restated Note Purchase Agreement, dated as of August 14, 2023 and that Second Amendment to the Third Amended and Restated Note Purchase Agreement, dated as of December 1, 2023, as it may be further amended, restated, modified or supplemented and in effect from time to time.

"Security Agreement" shall mean that certain Pledge and Security Agreement dated as of the Closing Date, in form and substance reasonably satisfactory to the Lender, as it may be amended, restated, modified or supplemented and in effect from time to time.

"Subsidiary" and "Subsidiaries" shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding equity interests as have more than fifty percent (50.0%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrower.

"Taxes" shall mean any and all present or future Taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to Tax or penalties applicable thereto.

"UCC" shall mean the Uniform Commercial Code in effect in the State of Delaware from time to time or, when the Laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

1.2 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Borrower" shall be so construed.

(b) Section and Schedule references are to this Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) The term "including" is not limiting, and means "including, without limitation".

(d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

Section 2. THE LOAN; BORROWING PROCEDURES.

2.1 Revolving Loan. On and subject to the terms and conditions of this Agreement, prior to the Lender's written demand, the Lender may make advances to the Borrower (collectively, the "Loan"); provided, however, the aggregate unpaid principal balance of the Loan shall not exceed Twenty Five Million Dollar ($25,000,000). Advances of the Loan made by the Lender may be repaid and, subject to the terms and conditions hereof, borrowed again prior to the Lender's written demand.

2.2 Borrowing Procedures. The proceeds of the Loan shall be made available to the Borrower upon any written loan request (which may include pdf or Email) which the Lender in good faith believes to emanate from an Authorized Officer of the Borrower; provided, however, (a) each advance shall be in an amount not less than $2,000,000, and (b) the Borrower shall not request advances more than one time each month. The proceeds of the Loan shall be made available to the Borrower as set forth in a written loan request to the extent acceptable to the Lender.

2.3 Loan Account. The Lender shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (i) all disbursements and advances made by the Lender to the Borrower pursuant to this Agreement, (ii) all payments made by or on account of the Borrower on the Loan and advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest, fees, charges and expenses. All entries in the Loan Account shall be made in accordance with the Lender's customary accounting practices as in effect from time to time. All amounts recorded in the Loan Account shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Loan, (ii) any accrued and unpaid interest owing on the Loan, and (iii) all amounts repaid on the Loan; provided, however, the failure to record any such amount or any error in recording such amounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement to repay the principal amount of the Loan, together with all interest accruing thereon.

2.4 Note. The Loan shall be evidenced by the Note.

2.5 Discretionary Disbursements. The Lender, in its sole and absolute discretion, may immediately upon notice to the Borrower, disburse proceeds of the Loan to pay any fees, costs, expenses or other amounts required to be paid by the Borrower hereunder and not paid upon demand.

Section 3. INTEREST, PAYMENTS; FEES AND EXPENSES.

3.1 Interest Rates. Except as otherwise provided in Section 3.2, the Loan shall bear interest at a rate per annum equal to the Applicable Interest Rate from time to time in effect.

3.2 Default Rate. After the occurrence of an Event of Default, interest on the outstanding principal balance of the Loan, shall accrue at the Default Rate and shall be payable upon demand from the Lender.

3.3 Interest Payment Dates. All accrued and unpaid interest on the unpaid principal balance of the Loan shall be due and payable monthly upon the Lender's written demand; provided, however, in the absence of the Lender's written demand, accrued and unpaid interest on the unpaid principal balance of the Loan shall be due and payable monthly, in arrears, on the first day of each month.

3.4 Computations. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected.

3.5 Principal Payments. The Borrower may voluntarily repay the unpaid principal amount of the Loan at any time; provided, however, the Borrower must repay the unpaid principal amount of the Loan upon the Lender's written demand.

3.6 Due Date Extensions. If any payment to be made by a Loan Party hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

3.7 Collection of Funds. All payments made by the Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense. All payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by the Borrower free and clear of, and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority. The final payment due under the Loan must be made by wire transfer or other immediately available funds.

3.8 Application of Funds. All payments on account of the Loan shall as follows: *first* to fees and expenses set forth in Section 3.9 below, *second* to accrued interest on the unpaid principal balance of the Loan, and *third* to reduce unpaid principal balance of the Loan.

3.9 Fees and Expenses. The Borrower shall pay or reimburse the Lender for the following: (a) all fees and reasonable expenses (including Attorney Costs) incurred by the Lender or for which the Lender becomes obligated in connection with, the negotiation, preparation and consummation of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document); (b) all fees and reasonable expenses (including Attorney Costs) incurred by the Lender or for which the Lender becomes obligated in connection with the enforcement or protection of its rights (x) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (y) in connection with the Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan (including all such costs and expenses incurred in connection with any proceeding under the Bankruptcy Code involving the Borrower or any Guarantor as a debtor thereunder); (c) any and all stamp and other Taxes payable in connection with this Agreement or the other Loan Documents, UCC, federal and state Tax Lien, litigation and judgment searches ordered by the Lender, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement and the other Loan Documents; and (d) all fees and reasonable expenses (including Attorney Costs) incurred by the Lender in connection with the administration of this Agreement and the other Loan Documents. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Borrower to the Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the Closing Date shall be payable by the Loan Parties to the Lender upon the Lender's written demand.

Section 4. CONDITIONS OF THE LOAN.

The obligation of the Lender to make the Loan is subject to the Lender receiving all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Lender), in form and substance satisfactory to the Lender:

4.1 Loan Agreement. This Agreement duly executed by each Loan Party.

4.2 Note. Note evidencing the Loan, duly executed by the Borrower.

4.3 Guaranty. The Guaranty, duly executed by the Guarantors.

4.4 Security Agreement. The Security Agreement, duly executed and delivered by the Borrower and the Guarantors.

4.5 Intercreditor Agreement. The Intercreditor Agreement, duly executed and delivered by Renew and the Lender.

4.6 SLR Payoff Letter; Lien Terminations. A payoff letter evidencing repayment in full of all Debt owed to SLR Digital Finance LLC, which such payoff letter shall acknowledge the termination of all agreements relating thereto, acknowledge the release of all Liens granted in connection therewith, and authorize the filing of all UCC or other appropriate termination statements and documents effective to evidence the foregoing.

4.7 Organizational and Authorization Document.

(a) Copies of (i) the Organizational Documents of each Loan Party that is a corporation; (ii) resolutions of the board of directors of such Loan Party approving and authorizing its execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (iii) signature and incumbency certificates of the Authorized Officers of such Loan Party, executing any of the Loan Documents, it being understood that the Lender may conclusively rely on each such document and certificate until formally advised by an Authorized Officer of such Loan Party of any changes therein.

(b) Copies of (i) the Organizational Documents of such Loan Party that is a limited liability company; (ii) resolutions of the managers/members of such Loan Party approving and authorizing is execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (iii) signature and incumbency certificates of the managers/members of such Loan Party, executing any of the Loan Documents, it being understood that the Lender may conclusively rely on each such document and certificate until formally advised by an Authorized Officer of such Loan Party of any changes therein.

4.8 Good Standing Certificates. Copies of good standing certificates of each Loan Party.

Section 5. COVENANTS.

5.1 Inconsistent Agreements. No Loan Party shall enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, as applicable, (b) prohibit any Loan Party from granting to the Lender a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Loan Parties, or pay any Debt owed to any Loan Party, (ii) make loans or advances to any Loan Party or any other Subsidiary, or (iii) transfer any of its assets or properties to any Loan Party or any other Subsidiary, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, capital leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

5.2 Fundamental Changes. No Loan Party shall (a) engage in any line of business other than the businesses engaged in as of the Closing Date and businesses reasonably related thereto, (b) change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of incorporation/organization or other legal structure, (c) permit its Organizational Documents to be amended or modified in any way which could reasonably be

expected to materially adversely affect the interests of the Lender, or (d) amend or modify the Renew Note Purchase Agreement or any document contemplated thereby other than immaterial amendments, modifications and waivers not materially adverse to the interests of the Lender.

5.3 Further Assurances. The Borrower will, and will cause each other Loan Party to, take such actions as are necessary or as the Lender may reasonably request from time to time to ensure that the Obligations are secured by a first priority perfected Lien in favor of the Lender on substantially all of the assets of the Borrower and each of the Borrower's Subsidiaries, in each case as the Lender may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

5.4 Post-Closing Agreements.

(a) On or before the date that is ten (10) days following the Closing Date (or such later date agreed upon by the Lender), the Borrower will, and will cause each other Loan Party to, deliver a Trademark Security Agreement, a Patent Security Agreement and a Copyright Security Agreement, each in form and substance reasonably acceptable to the Lender.

(b) On or before the date that is ten (10) days following the Closing Date (or such later date agreed upon by the Lender), the Borrower will, and will cause each other Loan Party to, deliver a Control Agreement with respect to each of their deposit accounts, each in form and substance reasonably acceptable to the Lender..

Section 6. EVENTS OF DEFAULT AND THEIR EFFECT.

6.1 Events of Default. The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default"):

(a) Nonpayment of Obligations. The Borrower fails to pay any amounts payable under this Agreement or any of the other Loan Documents when due or upon the Lender's written demand, as applicable.

(b) Misrepresentation. Any written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with the Lender shall be false in any material respect when made.

(c) Nonperformance. A Loan Party fails to perform, keep or observe any covenants set forth in this Agreement or the Loan Documents.

(d) Bankruptcy, Insolvency, etc. Any Obligor generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian

for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof which appointment is not stayed or discharged; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor; or any Obligor takes any affirmative action to authorize, or in furtherance of, any of the foregoing.

(e) Invalidity of Loan Documents. Any provision of any Loan Document ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

(f) Renew Note Purchase Agreement. The occurrence of any of the following events:

(i) The occurrence of an Event of Default (as defined in the Renew Note Purchase Agreement) and continuance of such Event of Default for ten (10) days after the earlier to occur of (x) knowledge of such failure by the Borrower and (y) receipt by the Borrower of written notice of such Event of Default from the Lender.

(ii) The repayment of all Obligations (as defined in the Renew Note Purchase Agreement).

6.2 Effects of Events of Default. Upon the occurrence of an Event of Default, the Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Lender may, at its option upon the occurrence of an Event of Default, declare all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 6.1(d), all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Lender. Each Loan Party hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of the Lender's rights under the Loan Documents.

6.3 No Waiver Except in Writing. No Event of Default shall be waived by the Lender except in writing. For avoidance of doubt, the phrase "after the occurrence of an Event of Default and during the continuance" and the phrase "after an Event of Default" shall have the same meaning, in that an Event of Default shall continue unless waived by the Lender in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further

exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Each Loan Party agrees that in the event that any Loan Party fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Lender, no remedy of law will provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 7. TAXES, YIELD PROTECTION.

7.1 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes. If, however, Applicable Law requires any Loan Party or the Lender to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by the Loan Parties or the Lender, as the case may be. If any Loan Party or the Lender shall be required by any Applicable Laws to withhold or deduct any Taxes from any payment, then (i) the Loan Parties or the Lender, as required by such laws, shall withhold or make such deductions, (ii) the Loan Parties or the Lender, to the extent required by such laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such laws, and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made.

7.2 Payment of Other Taxes. Without limiting the provisions of Section 7.1 above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

7.3 Tax Indemnifications. Without limiting the provisions of Section 7.1 or 7.2 above, the Loan Parties shall, and do hereby, indemnify the Lender, and shall make payment in respect thereof within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or the Lender or paid by the Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Loan Parties by the Lender shall be conclusive absent manifest error.

7.4 Evidence of Payments. Upon request by an Authorized Officer of a Loan Party or the Lender, as the case may be, after any payment of Taxes by the Loan Parties or by the Lender to a Governmental Authority as provided in this Section, the Loan Parties shall deliver to the Lender or the Lender shall deliver to an Authorized Officer, as the case may be, the original or a

certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to such Authorized Officer or the Lender, as the case may be.

7.5 Treatment of Certain Refunds. If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of the Lender, agree to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

Section 8. MISCELLANEOUS.

8.1 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

| | |
|---|---|
| To the Borrower: | The Arena Group Holdings Inc.<br>200 Vesey Street, 24th Floor<br>New York, NY 10281<br>Attention: Legal Department<br>Email: legal@thearenagroup.net |
| To the Lender: | Simplify Inventions, LLC<br>38955 Hills Tech Drive<br>Farmington Hills, MI 48331<br>Attention: Shawn McCue<br>Email: smccue@simplifyinventions.com |
| with a copy to: | Oakland Lawyers Group, PLLC<br>38955 Hills Tech Drive<br>Farmingon Hills, MI 48331<br>Attention: Thomas Hallin, Esq.<br>thallin@oaklandlawyersgroup.com |

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

8.2 Entire Agreement. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. No promises, either expressed or implied, exist between any Loan Party and the Lender, unless contained herein or therein. This Agreement and the other Loan Documents are the result of negotiations among the Lender, the Loan Parties and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Lender merely because of the Lender's involvement in their preparation.

8.3 Amendments; Waivers. No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.4 Governing Law. This Agreement and the other Loan Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

8.5 Section Headings. Section titles, captions and headings used in this Agreement are for convenience only and are not part of and shall not affect the construction or interpretation of this Agreement.

8.6 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR

WITHOUT THE STATE OF DELAWARE. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.7 WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

8.8 Assignability. The Lender may at any time assign the Lender's rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Lender's rights in any or all of the Collateral, and the Lender thereafter shall be relieved from all liability with respect to such Collateral occurring after such transfer. In addition, the Lender may at any time sell one or more participations in the Loan. This Agreement shall be binding upon the Lender and the Borrower and their respective legal representatives and successors.

8.9 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.10 Survival of Representations. All covenants, agreements, representations and warranties made by the Loan Parties herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of any Note, and shall be deemed to be continuing representations and warranties until such time as the Loan Parties have fulfilled all of their Obligations to the Lender, and the Lender has been indefeasibly paid in full in cash. The Lender, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

8.11 Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by the Loan Parties of each covenant, agreement, provision and term of this Agreement.

8.12 Counterparts; pdf Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such

counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by pdf or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals thereof.

8.13 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any Law, including securities laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Loan, the use or intended use of the proceeds of the Loan, the enforcement of the Lender's rights and remedies under this Agreement, the Loan Documents, any Note, any other instruments and documents delivered hereunder, or under any other agreement between a Loan Party and the Lender; provided, however, that the Loan Parties shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or bad faith of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Loan Parties shall satisfy such undertaking to the maximum extent permitted by Applicable Law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Loan Parties, shall be added to the Obligations and be secured by the Collateral. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

8.14 Revival and Reinstatement of Obligations. If the payment of the Obligations by any Obligor or the transfer to the Lender of any property should for any reason subsequently be declared to be void or voidable under any Law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all Attorney Costs of the Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

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IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.

BORROWER:

THE ARENA GROUP HOLDINGS, INC., a Delaware corporation

By: ______________________________
Cavitt Randall, Chief Executive Officer

LENDER:

SIMPLIFY INVENTIONS, LLC, a Delaware limited liability company

By: ______________________________
Shawn McCue, Chief Financial Officer

EXHIBIT A
FORM OF DEMAND PROMISSORY NOTE

$25,000,000.00 March 13, 2024

1. Promise to Pay. FOR VALUE RECEIVED, THE ARENA GROUP HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay SIMPLIFY INVENTIONS, LLC, a Delaware limited liability company (the "Lender"), the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000.00), or such lesser amount as may be advanced, to the Borrower by the Lender pursuant to the Loan Agreement referred to below, together with interest thereon.

2. Interest and Principal. Interest on the principal amount shall be computed and paid in accordance with the terms of the Loan Agreement. The principal amount shall be due and payable in accordance with the Loan Agreement. This Note may be prepaid in whole or in part at any time from time to time without penalty, except as provided in the Loan Agreement. All payments hereunder shall be applied in the order of priority set forth in the Loan Agreement.

3. Loan Agreement. This Note evidences the Loan incurred under, and payment hereof may be accelerated or demanded as provided in, that certain Loan Agreement dated as of March 13, 2024 (as amended, restated, modified or supplemented from time to time and in effect, the "Loan Agreement"), by and between the Borrower and the Lender. Reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated. Terms not otherwise defined herein are used herein as defined in the Loan Agreement.

4. Waivers: Enforcement Costs. The Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the performance or enforcement of this Note. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof. The remedies of the Lender are cumulative and no single or partial exercise of any right or remedy available to the Lender shall preclude other or further exercise thereof or the exercise of any other right or remedy. The Borrower promises to pay all costs of collection, including attorneys' fees and legal expenses as set forth in the Loan Agreement.

5. Governing Law. This Note shall be governed by the laws of the State of Delaware, which laws shall govern the enforceability, validity and interpretation of this Note.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

THE ARENA GROUP HOLDINGS, INC., a Delaware corporation

By:______________________________
Cavitt Randall, Chief Executive Officer